Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

HealthLynked Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share (Resale Shares)	(1)	457(o)		$	$750,000.00	0.0001381	$103.58
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share (Offering Shares)	(2)	457(o)		$	$8,050,000.00		$1,111.71

Total Offering Amounts:							$8,800,000.00		1,215.29
Total Fees Previously Paid:									1,111.71
Total Fee Offsets:									0.00
Net Fee Due:									$103.58

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Offering Note(s)

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

Represents shares of common stock that may be offered for resale by the selling stockholder as described in the Resale Prospectus. For purposes of calculating the proposed maximum aggregate offering price, we have multiplied 150,000 representing the number of shares covered by the Resale Prospectus by an assumed price of $5.00 per share.

(2)	Represents shares of common stock to be offered under the Offering Prospectus. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.